AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER __, 2001

                                              REGISTRATION NO.  333-__________
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------

                      GROUPE CGI INC. / CGI GROUP INC.
           (Exact name of registrant as specified in its charter)

        QUEBEC, CANADA                                        NOT APPLICABLE
 (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                          Identification Number)

                   1130 SHERBROOKE STREET WEST, 5TH FLOOR
                              MONTREAL, QUEBEC
                               CANADA H3A 2M8
                  (Address of principal executive offices)

          SHARE OPTION PLAN FOR EMPLOYEES, OFFICERS AND DIRECTORS
           OF CGI GROUP INC., ITS SUBSIDIARIES AND ITS ASSOCIATES
                         (Full title of the plans)

           CGI INFORMATION SYSTEMS & MANAGEMENT CONSULTANTS, INC.
                             600 FEDERAL STREET
                             ANDOVER, MA 01810
                               (978) 682-5500
         (Name, address, and telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
       TITLE OF SECURITIES         AMOUNT TO BE          OFFERING PRICE         AGGREGATE           AMOUNT OF
        TO BE REGISTERED           REGISTERED (1)        PER SHARE (2)       OFFERING PRICE     REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Class A Subordinate Shares         23,328,020 shares         $7.24           $168,894,865           $42,223
(the "Common Stock")
=====================================================================================================================

(1) Includes such additional number of shares of Common Stock as may be required in the event of a stock split, stock dividends or similar transaction in accordance with Rule 416(a) of the Securities Act of 1933.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act of 1933 based upon the average of the high and low prices of the Common Stock of CGI Group Inc., as reported by the New York Stock Exchange on December 10, 2001.

                              EXPLANATORY NOTE

     By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on April 3, 2001 (File No. 333-13350), CGI Group Inc. (the "Registrant" or the "Company") registered 5,000,000 shares of Common Stock, reserved for issuance upon the exercise of options granted under the Share Option Plan for Employees, Officers and Directors of CGI Group Inc., its Subsidiaries and its Associates (the "Plan").

     This registration statement is being filed pursuant to Instruction E to Form S-8 to register 23,328,020 additional shares of Common Stock issuable upon the exercise of options granted under the Plan.


                        INCORPORATION OF CONTENTS OF
                    REGISTRATION STATEMENT BY REFERENCE

     Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference into this registration statement the contents of the Registrant's registration statement on Form S-8 (File No. 333-13350) and any post-effective amendments thereto.


             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

     The following documents filed with the Commission by the Company are incorporated by reference in this registration statement:

     (a) The Consolidated Financial Statements for the fiscal year ended September 30, 2000 (and the Notes thereto) as they appear in the Company's registration statement on Form F-4/A (No. 333-58116) dated June 27, 2001, which Consolidated Financial Statements (and the Notes thereto) replace those which were appended to the Company's Annual Report on Form 40-F for the fiscal year ended September 30, 2000 and incorporated by reference in the Registrant's registration statement on Form S-8 (File No. 333-66044).

     (b) The Company's Report of Foreign Private Issuer, filed April 10, 2001, including a press release dated April 5, 2001.

     (c) The Company's Report of Foreign Private Issuer, filed April 30, 2001, including a press release dated April 24, 2001.

     (d) The Company's Report of Foreign Private Issuer, filed May 9, 2001, including a press release dated May 1, 2001.

     (e) The Company's Report of Foreign Private Issuer, filed May 16, 2001, including a press release dated May 9, 2001 (with respect to consulting contract with Eletronet).

     (f) The Company's Report of Foreign Private Issuer, filed May 16, 2001, including a press release dated May 9, 2001 (with respect to contract with Treasury Board of Canada, Secretariat).

     (g) The Company's Report of Foreign Private Issuer, filed May 16, 2001, including a press release dated May 9, 2001 (with respect to MOU with MCAP Financial Corporation).

     (h) The Company's Report of Foreign Private Issuer, filed May 16, 2001, including a press release dated May 9, 2001 (with respect to renewal of outsourcing contract with Saskatchewan Health).

     (i) The Company's Report of Foreign Private Issuer, filed May 18, 2001, including a quarterly report for the six months ended March 31, 2001 dated May 16, 2001.

     (j) The Company's Report of Foreign Private Issuer, filed June 4, 2001, including a press release dated May 31, 2001.

     (k) The Company's Report of Foreign Private Issuer, filed June 4, 2001, including a press release dated June 4, 2001.

     (l) The Company's Report of Foreign Private Issuer, filed June 22, 2001, including a press release dated June 14, 2001.

     (m) The Company's Report of Foreign Private Issuer, filed June 26, 2001, including a press release dated June 22, 2001.

     (n) The Company's Report of Foreign Private Issuer, filed June 27, 2001, including a press release dated June 26, 2001 (with respect to renewal of service agreement with Caisse de Depot et Placement du Quebec (CDP Capital)).

     (o) The Company's Report of Foreign Private Issuer, filed June 27, 2001, including a press release dated June 26, 2001 (with respect to collaboration in Proteomics effort).

     (p) The Company's Report of Foreign Private Issuer, filed June 28, 2001, including a press release dated June 28, 2001.

     (q) The Company's Report of Foreign Private Issuer, filed July 9, 2001, including a press release dated July 9, 2001.

     (r) The Company's Report of Foreign Private Issuer, filed July 13, 2001, including a press release dated July 13, 2001 (with respect to agreement with The Economical Insurance Group).

     (s) The Company's Report of Foreign Private Issuer, filed July 13, 2001, including a press release dated July 13, 2001 (with respect to announcement of date of IMRglobal Corp. special shareholders meeting).

     (t) The Company's Report of Foreign Private Issuer, filed July 20, 2001, including a press release dated July 19, 2001.

     (u) The Company's Report of Foreign Private Issuer, filed July 20, 2001, including a press release dated July 20, 2001.

     (v) The Company's Report of Foreign Private Issuer, filed July 27, 2001, including a press release dated July 27, 2001 (with respect to organizational adjustments).

     (w) The Company's Report of Foreign Private Issuer, filed July 27, 2001, including a press release dated July 27, 2001 (with respect to announcement of completion of IMRglobal Corp. merger).

     (x) The Company's Report of Foreign Private Issuer, filed July 31, 2001, including a press release dated July 31, 2001.

     (y) The Company's Report of Foreign Private Issuer, filed August 7, 2001, including a press release dated August 2, 2001.

     (z) The Company's Report of Foreign Private Issuer, filed August 7, 2001, including a press release dated August 7, 2001.

     (aa) The Company's Report of Foreign Private Issuer, filed August 16, 2001, including a press release dated August 15, 2001 (with respect to closing of Larochelle Gratton acquisition).

     (bb) The Company's Report of Foreign Private Issuer, filed August 16, 2001, including a press release dated August 15, 2001 (with respect to exercise of pre-emptive right by the Company majority shareholders following IMRglobal Corp. merger).

     (cc) The Company's Report of Foreign Private Issuer, filed August 30, 2001, including a press release dated August 28, 2001.

     (dd) The Company's Report of Foreign Private Issuer, filed September 4, 2001, including a press release dated August 30, 2001.

     (ee) The Company's Report of Foreign Private Issuer, filed September 12, 2001, including a press release dated September 10, 2001.

     (ff) The Company's Report of Foreign Private Issuer, filed September 13, 2001, including a press release dated September 12, 2001.

     (gg) The Company's Report of Foreign Private Issuer, filed September 28, 2001, including a press release dated September 27, 2001.

     (hh) The Company's Report of Foreign Private Issuer, filed October 3, 2001, including a press release dated October 2, 2001 (with respect to outsourcing contract with Fireman's Fund).

     (ii) The Company's Report of Foreign Private Issuer, filed October 3, 2001, including a press release dated October 2, 2001 (with respect to announcement of conference call to discuss fourth quarter and fiscal 2001 results).

     (jj) The Company's Report of Foreign Private Issuer, filed October 17, 2001, including a press release dated October 17, 2001.

     (kk) The Company's report of Foreign Private Issuer, filed November 7, 2001, including a press release dated November 6, 2001.

Item 4.   Description of Securities

     The Company is authorized to issue an unlimited number of shares of Common Stock, Class B Shares (multiple voting), First Preferred Shares, issuable in series, and Second Preferred Shares, issuable in series. At August 14, 2001, the Company's outstanding capital stock consisted of 326,777,375 shares of Common Stock and 40,799,774 Class B Shares (multiple voting).

     The Company's Articles of Incorporation provide the holders of Class B Shares (multiple voting) with preemptive rights in connection with certain issuances of Common Stock or securities convertible into Common Stock. Furthermore, pursuant to the options agreement among Bell Canada, the Company, BCE Inc. and various other shareholders of the Company, BCE Inc. has rights to purchase additional shares of Common Stock in connection with issuances of Common Stock or securities convertible into Common Stock. In addition, under the options agreement among Bell Canada, the Company, BCE Inc. and various other shareholders of the Company, the Company has agreed not to issue participating or voting shares of its capital stock without the prior approval of BCE Inc.

First Preferred Shares

     The First Preferred Shares are voting and rank prior to the Second Preferred Shares, the Common Stock and the Class B Shares (multiple voting) with respect to the payment of dividends.

Second Preferred Shares

     The Second Preferred Shares are non-voting and rank prior to the Common Stock and the Class B Shares (multiple voting) with respect to the payment of dividends.

Common Stock

     Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the Company's shareholders. The Common Stock participates equally with the Class B Shares (multiple voting) with respect to the payment of dividends. The Common Stock is convertible into Class B Shares (multiple voting) under certain conditions in the event of certain takeover bids on Class B Shares (multiple voting).

Class B Shares (multiple voting)

     Holders of Class B Shares (multiple voting) are entitled to ten votes per share and participate equally with the Common Stock with respect to the payment of dividends. The Class B Shares (multiple voting) are convertible at any time at the option of the holder into Common Stock.

     As of the Sunset Date (as defined in the Articles of Amendment of the Company), if BCE Inc. and any of its wholly-owned subsidiaries hold in the aggregate at least 30% of the outstanding equity shares of the Company, (i) the Class B Shares (multiple voting) shall be automatically converted into Common Stock on a one for one basis, thereby eliminating the multiple votes to which the Class B Shares (multiple voting) are entitled, (ii) the unissued Class B Shares (multiple voting) shall be deleted from the authorized share capital of the Company, and (iii) the Common Stock shall be redesignated as "Common Shares."

Item 8.  Exhibits

EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
-----------                         ----------------------

4.1* Share Option Plan for Employees, Officers and Directors of CGI Group Inc., its Subsidiaries and its Associates (as amended through September 18, 2001).

5.1* Opinion of McCarthy Tetrault as to the validity of the Common Stock covered by this registration statement.

23.1                Consent of McCarthy Tetrault (included in Exhibit 5.1).

23.2*               Consent of Samson Belair Deloitte & Touche.

24.1 Power of Attorney (included on the signature page included in this registration statement).

----------------------
*   filed herewith

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Andover, Massachusetts on December 5, 2001.

                                 Groupe CGI Inc./CGI Group Inc. (Registrant)

                                 By: CGI Information Systems & Management
                                     Consultants, Inc. (Authorized U.S.
                                     Representative)

                                 By: /s/ Terry Broom
                                     ----------------------------------------
                                         Terry Broom
                                 Title:  Senior Vice-President

                             POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS:

     That each of the undersigned officers and directors of the Company hereby constitutes and appoints Serge Godin, Paule Dore and Andre Imbeau, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments) and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies, approves and confirms all that his or her said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                       Title                                       Date
---------                       -----                                       ----

                                Chairman of the Board, President
/s/ Serge Godin                 and Chief Executive Officer            December 5, 2001
-------------------------       (principal executive officer and
Serge Godin                     director)



-------------------------       Vice-Chairman of the Board
Jean Brassard



/s/ Paule Dore                  Executive Vice-President, Chief        December 5, 2001
-------------------------       Corporate Officer and Director
Paule Dore                      (director)



/s/ Andre Imbeau                Treasurer, Executive Vice-             December 5, 2001
-------------------------       President Chief Financial Officer
Andre Imbeau                    and Director (principal financial
                                officer, principal accounting officer
                                director)


-------------------------         Director
Yvan Allaire



-------------------------         Director
William D. Anderson



/s/ Claude Boivin                 Director                             December 5, 2001
-------------------------
Claude Boivin



/s/ Claude Chamberland            Director                             December 5, 2001
-------------------------
Claude Chamberland



/s/ David L. Johnston             Director                             December 5, 2001
--------------------------
David L. Johnston



                                  Director
--------------------------
C. Wesley M. Scott



/s/ Eileen A. Mercier             Director                             December 5, 2001
--------------------------
Eileen A. Mercier



--------------------------        Director
Jean Monty



--------------------------        Director
Charles Sirois


                             Index to Exhibits

EXHIBIT NO.                         DESCRIPTION OF EXHIBIT
-----------                         ----------------------

4.1* Share Option Plan for Employees, Officers and Directors of CGI Group Inc., its Subsidiaries and its Associates (as amended through September 18, 2001).

5.1* Opinion of McCarthy Tetrault as to the validity of the Common Stock covered by this registration statement.

23.1                Consent of McCarthy Tetrault (included in Exhibit 5.1).

23.2*               Consent of Samson Belair Deloitte & Touche.

24.1 Power of Attorney (included on the signature page included in this registration statement).

----------------------
*   filed herewith